                                                                    Exhibit 3.32

                                     BYLAWS
                                       Of
                             AUTOMOTIVE WHEELS, INC

                                    ARTICLE I
                                  Stockholders

     Section 1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held at such place within or without the state of California as may from time to time be designated by the Board of Directors, on the 15th day of December in each year (or if said day be a legal holiday, then on the next succeeding business day), at 9:00 o'clock in the forenoon, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Special meetings of the stockholders may be held upon the call of the President or Secretary or of the Board of Directors at such place within or without the State of California as may be stated in the notice thereof, and at such time and for such purpose as may be stated in the notice. It shall be the duty of the President or the Secretary or of the Board of Directors to call a special meeting of the stockholders whenever requested in writing so to do by the holders of at least one-third in amount of the stock, regardless of class, then outstanding and entitled to vote at such meeting.

     Section 3. Notice of Meetings. Notice of the time, place and the purpose of each meeting of the stockholders, signed by the President or a vice President or the Secretary or an Assistant Secretary shall be served either personally or by mail upon each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the meeting; provided, that no notice of adjourned meetings need be given. If mailed, the notice shall be directed to each stockholder entitled to notice at his address as it appears on the stock books of the corporation unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote thereat are present in person or by proxy or if notice of the time, place and purpose of such meeting is waived by telegram, radiogram, cablegram or other writing, either before or after the holding thereof, by all stockholders not present and entitled to vote at such meeting.

     Section 4. Quorum. The holders of record of a majority of the shares of stock of the corporation issued and outstanding regardless of class and entitled to vote thereat, present in person or by proxy, shall, except as otherwise provided by law or by the Articles of Incorporation of the corporation as from time to time amended, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time to a further date without further notice other than the announcement at such meeting, and when a quorum shall be present upon such later day, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5. Conduct of Meetings. Meetings of the stockholders shall be presided over by the President, or if he is not present by a Vice President, or if none of the Vice Presidents are present by a Chairman to be chosen at the meeting. The Secretary or an Assistant Secretary of the corporation, or in their absence, a person chosen at the meeting shall act as Secretary of the meeting.

     Section 6. Inspectors of Election. Whenever any stockholder present at a meeting of the stockholders shall request the appointment of inspectors, the Chairman of the meeting shall appoint inspectors who need not be stockholders. If the right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

                                   ARTICLE II
                                    Directors

     Section 1. Number, Qualification, Term of Office and Quorum. The property, business and affairs of the corporation shall be managed by its Board of Directors to consist of two (2) members, or such other number as may be established from time-to-time by resolution of the Stockholders. All directors shall be of full age. The directors shall be elected at the annual meeting of the stockholders in each year and shall hold office until the next succeeding annual meeting of the stockholders and thereafter until their successors shall be elected and qualified in their stead. A majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, that if the directors shall severally and/or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

     Section 2. Vacancies. Whenever any vacancies shall have occurred in the Board of Directors by reason of death, resignation, or otherwise, it shall be filled by the votes of a majority of the directors then in office at any meeting and the person so elected shall be a director until his successor is elected by the stockholders, who may make such election at the next annual meeting of the stockholders, or at any special meeting duly called for that purpose and held prior thereto.

     Section 3. Meetings. The meetings of the Board of Directors shall be held at such place or places within or without the State of California as may from time to time be determined by a majority of the Board. Regular meetings of the Board shall be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. special meetings may be held at any time upon the call of the President or Vice President or of not less than a majority of the directors then in office.

     Section 4. Notice of Meetings. Written notice of the time and place, and in the case of special meetings, the purpose, of every meeting of the Board shall be duly served on or sent, mailed or telegraphed to each director not less than three (3) days before the meeting, except that a regular meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place as such meeting was held, for the purpose of electing or appointing officers for the ensuing year and the transaction of other business, provided, that no notice of adjourned meetings need be given. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the time, place and purpose of such meeting by telegram, radiogram, cablegram or other writing, either before or after the holding thereof.

     Section 5. Executive and Other committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an executive or any other committee, who, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors with regard to the management of the business of the corporation between the meetings of the Board, but subject to the California Corporation Law (the "Act") and any limitations set forth in the Articles of Incorporation of the corporation.

                                   ARTICLE III
                                    Officers

     Section 1. Election or Appointment. The Board of Directors as soon as practicable after the annual election of the directors in each year shall elect a President of the corporation, a Secretary and a Treasurer; and may from time to time select a Chairman of the Board, one or more Vice Presidents, Assistant

Secretaries and Assistant Treasurers. The same person may hold any two offices. No officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may also appoint such other officers and agents as they may deem necessary for the transaction of business of the corporation.

     Section 2. Term of Offices. The term of office of all officers shall be one year or until their respective successors are chosen but any officer may be removed from office at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office, whenever in their judgment the business interests of the corporation will be served thereby. The Board of Directors shall have power to fill any vacancies in any offices occurring from whatever reason.

     Section 3. Powers and Duties. The officers of the corporation shall respectively have such powers and perform such duties in the management of the property and affairs of the corporation, subject to the control of the directors, as generally pertain to their respective offices, as well as such additional powers and duties as may from time to time be conferred by the Board of Directors.

     Section 4. General Powers as to Negotiable Paper. The Board of Directors may, from time to time, prescribe the manner of the making, signature or endorsement of bills of exchange, notes, drafts, checks, acceptances, obligations and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents who shall, from time to time, be authorized to make, sign or endorse the same on behalf of the corporation.

                                   ARTICLE IV
                              Certificates of stock

     Section 1. Form and Transfer. The interest of each stockholder in the corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may, from time to time, prescribe in accordance with the laws of the State of California. Shares of stock of the corporation may be transferred on the books of the corporation in the manner prescribed by the laws of the State of California by the holder thereof in person or by his duly authorized attorney upon surrender for cancellation of certificates for the same number of shares of the same class with an assignment and power of attorney duly endorsed thereon or attached thereto, duly executed and such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

     Section 2. Signature, countersignature and Registration. The certificates of stock of the corporation shall be signed by or in the name of the corporation by the President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the corporation and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; and to this end the Board of Directors may, from time to time, appoint such Transfer Agents and Registrars of stock of any class within or outside of the State of California as to it may seem expedient; provided, that where such certificate is signed (1) by a Transfer Agent or an Assistant Transfer Agent, or (2) by a Transfer Clerk acting on behalf of such corporation and a Registrar, the signature of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and/or the seal of the corporation may be a facsimile. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

     Section 3. Stock Ledger. It shall be the duty of the Secretary of the corporation to prepare and make or cause to be prepared and made, at least ten
(10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open at the place where said election is to be held or at the principal office of the corporation in the State of California for at least ten
(10) days before such election, for examination by any registered stockholder entitled to vote at such election and shall be produced and kept at the time and place of election during the whole time thereof, and shall be subject to the inspection of any registered stockholder or his proxy who may be present. The original or duplicate stock ledger or a list shall be the only evidence as to who are stockholders entitled to examine such list or the books of such corporation, or to vote in person or by proxy at such election.

     Section 4. Lost, Destroyed or Stolen Certificates. If the owner of a certificate of shares of the capital stock of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate for the same number of shares of the same class in lieu thereof, provided that the owner of such original certificate notifies the corporation in writing of such loss, destruction or wrongful taking before the corporation receives notice that such certificate has been acquired by a purchaser for value and without notice, files with the corporation a bond indemnifying the corporation, its officers and directors, and its transfer agents and registrars, if any, to the satisfaction of the Board of Directors, and satisfies any other reasonable requirements imposed by the Board of Directors.

     Section 5. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing with a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date of any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                                    ARTICLE V
                                Fiscal Year: Seal

     Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January of each year and shall end on the 31st day of December following.

     Section 2. Corporate Seal. The Board of Directors may provide a suitable corporate seal for use by the corporation.

                                   ARTICLE VI
                    Indemnification of Directors and Officers

     The corporation shall, to the fullest extent permitted by the Act, indemnify any director, officer or employee of the corporation whom it shall have power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act and may indemnify any agent of the corporation to the such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.

                                   ARTICLE VII
                                   Amendments

     The Bylaws of the corporation may be amended, added to, or repealed, or other or new Bylaws may be adopted in lieu thereof, by the Board of Directors of the corporation. A Bylaw changing the number of the board must be approved by the stockholders.